Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Third-Quarter
Financial Results Consistent With Previously Announced Preliminary Third-Quarter Results

Company accelerating restructuring activities to drive long-term cash flow generation and margin expansion

MANITOWOC, Wis. - November 1, 2016 - The Manitowoc Company, Inc. (NYSE: MTW) (“Manitowoc”) today reported third-quarter 2016 net sales of $349.8 million versus $438.2 million in the comparable period in 2015.
On a GAAP basis, the company reported a net loss of ($140.0) million, or ($1.01) per diluted share, in the third-quarter 2016 versus net income of $4.8 million, or $0.04 per diluted share, in the third-quarter 2015.  The company’s loss from continuing operations in the third-quarter 2016 and 2015 was ($138.2) million and ($29.6) million, respectively.
Non-GAAP adjusted net loss from continuing operations(1) was ($38.1) million, or ($0.28) per diluted share, in the third-quarter 2016 versus a non-GAAP adjusted net loss from continuing operations of ($29.8) million, or ($0.22) per diluted share, in the third-quarter 2015.
“As previously announced, the mobile crane market continued its downward trend in the third-quarter and remains very challenging.  The weak global oil and gas market, coupled with lower used equipment prices, continues to have a negative effect on demand. Our tower crane business continues to perform as expected and we look forward to its continued success as the new line of HUP products are introduced in the fourth-quarter,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.
“Our priority is to continue to improve our quality, make significant market share gains and right-size the business to current demand levels. We will do this without impacting our long-term strategy of margin expansion, growth, innovation and velocity.  We have significantly cut production levels to match the lower demand and accelerated the transition of crawler crane manufacturing from Manitowoc, Wisconsin, to Shady Grove, Pennsylvania. While this will have an adverse impact on our near-term earnings outlook, we expect this action will have a positive impact on our ability to maintain adequate liquidity levels.  We continue to transition the culture to one being driven by the principles of The Manitowoc Way and remain committed during this challenging time to our goals of improving our long-term performance and attaining double-digit operating margins by 2020,” concluded Pennypacker.
Financial Results
Third-quarter 2016 net sales were $349.8 million versus $438.2 million in the third-quarter 2015. The year-over-year decrease was primarily due to continued deterioration within the company’s mobile crane markets, mainly in North America and the Middle East. This was partially offset by growth in towers due to residential and commercial construction trends, particularly in Western Europe.
GAAP operating loss for the third-quarter 2016 was ($133.5) million, compared to ($8.2) million in the third-quarter 2015, and includes $96.9 million of non-cash impairment charges primarily related to certain software assets and other charges related to the relocation of crawler and tower crane manufacturing operations. In addition, $3.9 million of restructuring costs were recognized during the third-quarter mainly related to severance costs.
Non-GAAP adjusted operating loss(1) for the third-quarter 2016 was ($31.5) million compared to ($7.7) million in the same period last year.  This resulted in an adjusted operating margin of (9.0) percent for the third-quarter 2016 versus (1.8) percent for the third-quarter 2015.  The 2016 non-GAAP adjusted operating loss of ($31.5) million included $29.9 million of expenses related to the relocation of crawler crane production from Manitowoc, Wisconsin to Shady Grove, Pennsylvania, including certain inventory related charges and charges associated with declines in used crane market values.  Non-GAAP adjusted operating loss excluding these items would have been ($1.6) million, as outlined in the schedule of “Non-GAAP Financial Measures” at the end of this press release.
Backlog totaled $353.6 million for the third-quarter, down from the second-quarter 2016 backlog of $393.5 million. Third-quarter 2016 orders of $309.9 million were lower by approximately $28 million or 8% compared to the third-quarter 2015.  The third-quarter 2016 orders also included approximately $10 million of prototype units for the U.S. military, of which approximately $3 million was shipped in the quarter.  The year-over-year order decline is due to continued softness in the North American and Middle East markets, partially offset by growth in Western Europe.
Cash Flow
Net cash flow from operating activities in the third-quarter 2016 was a use of $3.0 million, which includes continuing and discontinued operations. This compares to a source of net cash flow from operating activities in the third-quarter 2015 of $6.3 million, which also included continuing and discontinued operations. Third-quarter capital expenditures totaled $10.1 million as compared to $9.4 million in the third-quarter 2015.
 Fourth-Quarter 2016 Guidance:
·     Revenue - down approximately 25% to 30% year-over-year;
·     Margin on non-GAAP adjusted operating loss(1) - approximately (4)% to (6)%;
·     Depreciation - approximately $11 million;
·     Amortization of intangibles - approximately $1 million; and
·     Capital expenditures - approximately $10 to $15 million

The Company provides guidance on a non-GAAP basis as there is uncertainty in the timing and magnitude of future charges that would be included in the reported GAAP results.

Investor Conference Call
On Wednesday, November 2nd, 2016, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its third-quarter earnings results and updated fourth-quarter outlook during a live conference call for security analysts and institutional investors.  A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lift solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2015, Manitowoc’s revenues totaled $1.9 billion, with over half of these revenues generated outside the United States.

Footnote:
(1)  Non-GAAP adjusted net loss from continuing operations and non-GAAP adjusted operating loss are financial measures that are not in accordance with GAAP.  For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release.  Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations.  Manitowoc believes excluding specified items from net loss and operating loss provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	potential delays or failures to implement specific initiatives within the restructuring program;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to plant closings, new plant start-ups, and/or consolidations of existing facilities and operations, and its ability to achieve the expected benefits from such actions;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	efficiencies and capacity utilization of facilities;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
For more information:
Ion Warner
VP, Marketing and Investor Relations
717-593-5266

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Nine Months Ended September 30, 2016 and 2015
(In millions, except share data)

INCOME STATEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$349.8	$438.2	$1,234.9	$1,322.6
Cost of sales	308.3	368.3	1,023.3	1,082.4
Gross profit	41.5	69.9	211.6	240.2
Engineering, selling and administrative expenses	73.0	77.6	218.8	239.8
Asset impairment expense	96.9	—	96.9	—
Restructuring expense	3.9	(0.4)	17.1	0.4
Amortization expense	0.7	0.8	2.2	2.3
Other	0.5	0.1	2.3	—
Operating loss	(133.5)	(8.2)	(125.7)	(2.3)
Amortization of deferred financing fees	(0.5)	(1.1)	(1.8)	(3.2)
Interest expense	(10.0)	(24.0)	(29.6)	(71.3)
Loss on debt extinguishment	—	—	(76.3)	—
Other income (expense) - net	0.5	(2.4)	3.7	0.2
Loss from continuing operations before taxes on income	(143.5)	(35.7)	(229.7)	(76.6)
(Benefit) provision for taxes on income	(5.3)	(6.1)	116.9	(17.3)
Loss from continuing operations	(138.2)	(29.6)	(346.6)	(59.3)
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(1.8)	34.4	(5.8)	79.0

Net (loss) income	$(140.0)	$4.8	$(352.4)	$19.7

BASIC (LOSS) INCOME PER SHARE:
Loss from continuing operations	$(1.00)	$(0.22)	$(2.52)	$(0.44)
(Loss) income from discontinued operations	(0.01)	0.25	(0.04)	0.58
BASIC (LOSS) INCOME PER SHARE	$(1.01)	$0.04	$(2.56)	$0.14

DILUTED (LOSS) INCOME PER SHARE:
Loss from continuing operations	$(1.00)	$(0.22)	$(2.52)	$(0.44)
(Loss) income from discontinued operations	(0.01)	0.25	(0.04)	0.58
DILUTED (LOSS) INCOME PER SHARE	$(1.01)	$0.04	$(2.56)	$0.14

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	138,422,953	136,164,053	137,390,809	135,983,603
Average Shares Outstanding - Diluted	138,422,953	136,164,053	137,390,809	135,983,603

MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Nine Months Ended September 30, 2016 and 2015
(In millions)

BALANCE SHEET

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and temporary investments	$42.9	$31.5
Accounts receivable - net	132.5	155.7
Inventories - net	496.3	452.6
Notes receivable - net	60.4	65.1
Other current assets	54.5	45.9
Current assets of discontinued operations	—	254.2
Total current assets	786.6	1,005.0
Property, plant and equipment - net	315.3	410.7
Intangible assets - net	428.7	425.8
Other long-term assets	63.1	191.2
Long-term assets held for sale	5.5	5.5
Long-term assets of discontinued operations	—	1,501.5
TOTAL ASSETS	$1,599.2	$3,539.7
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$350.3	$436.3
Short-term borrowings and current portion of long-term debt	15.3	67.2
Customer advances	10.3	10.3
Product warranties	38.4	35.9
Product liabilities	21.4	21.9
Current liabilities of discontinued operations	—	312.0
Total current liabilities	435.7	883.6
Long-term debt	293.0	1,330.4
Other non-current liabilities	247.0	286.4
Long-term liabilities of discontinued operations	—	219.8
Stockholders’ equity	623.5	819.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,599.2	$3,539.7

CASH FLOW SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net (loss) income	$(140.0)	$4.8	$(352.4)	$19.7
Non-cash adjustments	115.0	(16.1)	283.2	5.2
Changes in operating assets and liabilities	23.6	(25.9)	(94.8)	(101.7)
Net cash used for operating activities of continuing operations	(1.4)	(37.2)	(164.0)	(76.8)
Net cash (used for) provided by operating activities of discontinued operations	(1.6)	43.5	(65.5)	2.9
Net cash (used for) provided by operating activities	(3.0)	6.3	(229.5)	(73.9)
Capital expenditures	(10.1)	(9.4)	(34.8)	(31.9)
Other	(0.6)	(0.1)	(0.3)	3.2
Proceeds from sale of fixed assets	1.4	1.1	2.3	6.2
Net cash used for investing activities of discontinued operations	—	(3.1)	(2.4)	(10.1)
Proceeds from (payments on) borrowings - net	14.8	14.2	(1,090.0)	123.0
Payments on receivable financing - net	(3.7)	(0.7)	(8.7)	(10.0)
Exercise of stock options	3.9	0.1	6.4	4.0
Debt issuance costs	(0.6)	—	(8.9)	—
Cash transferred to spun-off subsidiary	—	—	(17.7)	—
Dividend from spun-off subsidiary	—	—	1,361.7	—
Net cash (used for) provided by financing activities of discontinued operations	—	(0.1)	0.2	0.1
Effect of exchange rate changes on cash	—	(0.8)	1.2	(3.4)
Net increase (decrease) in cash & temporary investments	$2.1	$7.5	$(20.5)	$7.2

Non-GAAP Financial Measures

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company's trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of September 30, 2016 was $112.3 million. The reconciliation of GAAP net loss attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

TTM
September 30,
2016
Net loss	$(308.6)
Income from discontinued operations	(50.6)
Depreciation	53.4
Amortization	3.0
Interest expense and amortization of deferred financing fees	56.7
Income taxes	91.9
EBITDA	(154.2)
Costs due to early extinguishment of debt	76.5
Restructuring expense	26.6
Pension and post-retirement	15.3
Stock-based compensation	5.2
Asset impairment expense	112.2
Other	30.7
Adjusted EBITDA	$112.3

Non-GAAP Items

Non-GAAP adjusted net loss from continuing operations and non-GAAP adjusted operating loss are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations.  Manitowoc believes excluding specified items from net loss and operating loss provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Non-GAAP Adjusted Net Loss and Loss Per Share from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net (loss) income	$(140.0)	$4.8	$(352.4)	$19.7
Special items:
Loss (income) from discontinued operations, net of tax	1.8	(34.4)	5.8	(79.0)
Early extinguishment of debt	—	—	76.3	—
Asset impairment	96.9	—	96.9	—
Restructuring expense	3.9	(0.4)	17.1	0.4
Separation equity awards	0.4	—	2.3	—
Tax valuation allowance and one time tax items	—	—	117.7	—
Tax on special items	$(1.1)	$0.2	$(2.1)	$0.1
Non-GAAP adjusted net loss from continuing operations	$(38.1)	$(29.8)	$(38.4)	$(58.8)

Diluted (loss) income per share	$(1.01)	$0.04	$(2.56)	$0.14
Special items, net of tax:
Loss (income) from discontinued operations	0.01	(0.25)	0.04	(0.58)
Early extinguishment of debt	—	—	0.56	—
Asset impairment	0.69	—	0.70	—
Restructuring expense	0.03	—	0.12	—
Separation equity awards	—	—	0.02	—
Tax valuation allowance and one time tax items	—	—	0.86	—
Diluted non-GAAP adjusted net loss per share from continuing operations	$(0.28)	$(0.22)	$(0.28)	$(0.43)

Non-GAAP Adjusted Operating (Loss) Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$349.8	$438.2	$1,234.9	$1,322.6
Cost of sales	308.3	368.3	1,023.3	1,082.4
Gross profit	41.5	69.9	211.6	240.2
Engineering, selling and administrative expenses	73.0	77.6	218.8	239.8
Non-GAAP adjusted operating (loss) income	$(31.5)	$(7.7)	$(7.2)	$0.4

Margin on non-GAAP adjusted operating (loss) income	(9.0)%	(1.8)%	(0.6)%	—%

Non-GAAP adjusted operating loss	$(31.5)		$(7.2)
Adjustments included in non-GAAP adjusted operating loss
Inventory reserves	9.4		9.4
Losses from decline in used crane values	13.5		13.5
Product improvement initiatives	3.4		3.4
Plant variances	3.6		3.6
Subtotal adjustments	29.9		29.9
Non-GAAP adjusted operating loss excluding above adjustments	$(1.6)		$22.7